Sub-Item 77Q1(a): Copies of Material Amendments to the Registrant's Declaration of Trust or By-laws

Amendment No. 97 dated June 15, 2017 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(98) to Post-Effective Amendment No. 618 to the Registrant's Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on June 16, 2017 (Accession No. 0001193125-17-206138).

Amendment No. 98 dated August 17, 2017 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(99) to Post-Effective Amendment No. 624 to the Registrant's Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on August 24, 2017 (Accession
No. 0001193125-17-266933).

Amendment No. 99 dated October 12, 2017 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(100) to Post-Effective Amendment No. 629 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 13, 2017 (Accession
No. 0001193125-17-309812).